Exhibit 99.1

SCM MICROSYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Introduction
     On April 30, 2009, SCM Microsystems, Inc., a Delaware corporation (“SCM” or the “Company”), acquired Hirsch Electronics Corporation, a California corporation (“Hirsch”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on December 10, 2008 between SCM, Hirsch and two wholly owned subsidiaries of SCM (formed solely for the purposes of effecting the merger). Under the terms of the Merger Agreement, through a two-step merger, Hirsch became a new Delaware limited liability company and a wholly owned subsidiary of SCM (the “Merger”). The Merger was conditioned, among other things, on the Merger Agreement being approved by the shareholder of Hirsch, the stockholders of SCM approving the issuance of shares of SCM’s common stock and warrants to purchase SCM common stock in connection with the Merger, and on the shares of SCM common stock and warrants to be issued in the Merger being registered on an effective registration statement and authorized for listing on the NASDAQ. All the conditions of the Merger Agreement were satisfied or waived as of, and the Merger was completed on, April 30, 2009 (the “closing date”).
     Pursuant to the Merger Agreement, the former security holders of Hirsch received a combination of SCM common stock, warrants to purchase shares of SCM common stock, and cash, for a total estimated valuation of approximately $38.0 million, determined based on the price of SCM stock at the time of closing. For each of the approximately 4.7 million Hirsch shares outstanding as of the effective time of the Merger, Hirsch stockholders are to receive $3.00 in cash, two shares of SCM common stock, and a warrant to purchase one share of SCM common stock at an exercise price of $3.00 with a five-year term, exercisable for two years following the third anniversary of the closing date. In addition, outstanding warrants to purchase shares of Hirsch common stock were converted into warrants to acquire shares of SCM’s common stock, and outstanding options to purchase shares of Hirsch common stock were cancelled.
     This unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements of both SCM and Hirsch and the accompanying notes appearing in SCM’s historical SEC filings, including SCM’s Registration Statement of Form S-4 (File N. 333-157067) and Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009. The financial statements of Hirsch and SCM have been prepared in conformity with the accounting principles generally accepted in the United States of America (U.S. GAAP).
     SCM’s fiscal year ends on December 31 of each year and Hirsch’s fiscal year ended on November 30 of each year. The Pro Forma Condensed Combined Balance Sheets as of December 31, 2008 combine the historical SCM balance sheet as of December 31, 2008 and Hirsch balance sheet as of November 30, 2008 and reflect the Merger and related events as if they had been consummated on December 31, 2008. The Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2008 combine the historical SCM and Hirsch statements of operations for the twelve-month periods ended their respective fiscal year ends in 2008 and reflect the Merger and related events as if they had been consummated on January 1, 2008, the beginning of SCM’s 2008 fiscal year. The pro forma financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Merger had been completed as of the dates indicated, and should not be taken as representative of future consolidated results of operations or financial condition of SCM. Preparation of the pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments, which include, among others, cost of sales resulted from step up of inventory at fair value, amortization charges from acquired intangible assets, and related income tax effects. In addition, with respect to the Pro Forma Condensed Combined Balance Sheets at December 31, 2008, management estimated the fair value of Hirsch’s assets acquired and liabilities assumed, based on the purchase price allocation performed as of the closing date.
     The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Merger or the costs to achieve these cost savings, operating synergies and revenue enhancements.

SCM MICROSYSTEMS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2008

			Hirsch				Pro
	SCM	Hirsch	EMEA	Combined	Pro Forma		Forma
	(Historical)				Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$20,550	$4,932		$25,482	$(14,117)	A	$10,865
					(500)	B
Accounts receivable, net	8,665	3,137	897	12,699	(256)	C	12,443
Inventories	5,065	1,871	24	6,960	901	D	7,861
Note receivable		54		54			54
Deferred income taxes		245		245	257	I	502
Income taxes receivable		1,023		1,023			1,023
Other current assets	1,139	226	7	1,372			1,372

Total current assets	35,419	11,488	928	47,835	(13,715)		34,120

Property and equipment, net	1,236	262	16	1,514			1,514
Equity investments	2,244	48		2,292	(48)	E	2,244
Goodwill					19,641	F	19,641
Intangible assets, net	307	39		346	22,310	G	22,656
Deferred income taxes		191		191	3,263	I	3,454
Other assets	1,932	37		1,969			1,969

Total assets	$41,138	$12,065	$944	$54,147	$31,451		$85,598

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,555	$1,009	$427	$4,991	$(256)	C	$4,735
Royalties payable to related parties	0	349		349	643	J	992
Accrued expenses	7,522	764		8,286			8,286
Derivative liabilities		518		518	(518)	H
Other liabilities			126	126			126
Deferred revenue		68		68			68
Deferred income taxes					388	K	749
					361	L
Income taxes payable	411		53	464			464

Total current liabilities	11,488	2,708	606	14,802	618		15,420

Deferred income taxes	1,340			1,340	8,536	K	9,876
Long-term income taxes payable	184			184			184
Long-term royalties payable to related parties					8,157	J	8,157
Stockholders’ equity:
Common stock	16		159	175	(159)	N	25
					9	O
Additional paid-in capital	229,788	4,566	375	234,729	18,885	M	253,614
Treasury stock	(2,777)			(2,777)			(2,777)
Accumulated earnings (deficit)	(202,199)	4,791	(265)	(197,673)	(4,526)	N	(202,199)
Accumulated other comprehensive income	3,298		69	3,367	(69)	N	3,298

Total stockholders’ equity	28,126	9,357	338	37,821	14,140		51,961

Total liabilities and stockholders’ equity	$41,138	$12,065	$944	$54,147	$31,451		$85,598

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

SCM MICROSYSTEMS, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008
(In thousands except per share amounts)

			Hirsch
	SCM	Hirsch	EMEA	Combined	Pro Forma		Pro Forma
	(Historical)				Adjustments		Combined
Net revenue	$28,362	$23,042	$1,289	$52,693	$(634)	P	$52,059
Cost of revenue	15,817	11,228	783	27,828	(634)	P	28,402
					307	Q
					901	R
Royalties to related parties		1,028		1,028	(1,028)	S	0

Gross profit	12,545	10,786	506	23,837	(180)		23,657

Operating expenses:
Research and development	3,902	3,762		7,664			7,664
Selling and marketing	9,620	6,301	433	16,354			16,354
General and administrative	8,075	1,683		9,758			9,758
Amortization of intangibles				0	663	Q	663
Gain on sale of assets	(1,455)			(1,455)			(1,455)

Total operating expenses	20,142	11,746	433	32,321	663		32,984

Gain (loss) from operations	(7,597)	(960)	73	(8,484)	(843)		(9,327)
Loss on equity investments	(256)	(349)		(605)	349	T	(256)
Interest income (expense)	757	125	(13)	869	(403)	U	(326)
					(792)	V
Foreign currency gains (losses) and other income (expense), net	(2,638)	(518)	(3)	(3,159)	518	H	(2,641)

Gain (loss) from continuing operations before income taxes	(9,734)	(1,702)	57	(11,379)	(1,171)		(12,550)
Benefit (provision) for income taxes	(752)	664	(49)	(137)	654	W	517

Gain (loss) from continuing operations	(10,486)	(1,038)	8	(11,516)	(517)		(12,033)
Loss from discontinued operations, net of income taxes	(213)			(213)	0		(213)
Gain on sale of discontinued operations, net of income taxes	589			589	0		589

Net income (loss)	$(10,110)	$(1,038)	$8	$(11,140)	$(517)		$(11,657)

Basic and diluted loss per share from continuing operations	$(0.66)						$(0.48)

Basic and diluted income per share from discontinued operations	$0.02						$0.02

Basic and diluted net loss per share	$(0.64)						$(0.46)

Shares used to compute basic and diluted income (loss) per share	15,743				9,411	X	25,154

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

SCM MICROSYSTEMS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
     The pro forma condensed combined financial data was prepared using the purchase method of accounting and was based on the historical financial statements of SCM and Hirsch. The purchase method of accounting was based on Statement on Financial Accounting Standard (“SFAS”) No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”) issued by the Financial Accounting Standards Board in December 2007. The provisions of SFAS No. 141(R) became effective prospectively to business combinations with acquisition dates on or after the beginning of an entity’s fiscal year that begins on or after December 15, 2008, with early adoption prohibited. Since the acquisition of Hirsch closed on April 30, 2009, SCM applied the provisions of SFAS No. 141 (R) for the purpose of its pro forma disclosures.
     For the purpose of pro forma condensed combined financial information, the statement of operations of Hirsch for the twelve months and fiscal year ended November 30, 2008 has been regrouped and reclassified to match the groupings of SCM’s statement of operations and is prepared in accordance with the recognition, valuation and disclosure principles used by SCM. As a result, some of the line items in Hirsch’s historical audited statement of operations for the twelve months and fiscal year ended November 30, 2008 will not agree to the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2008.
     As of December 10, 2008, the date of the Merger Agreement, Hirsch owned 29.4% of the outstanding shares of Hirsch EMEA, Inc. (“Hirsch EMEA”), a British Virgin Islands company. Hirsch EMEA comprises Hirsch EMEA, Inc. together with each of its other subsidiaries. As of the closing date, Hirsch had purchased all of the outstanding shares of Hirsch EMEA for an aggregate of $0.5 million in cash and 100,000 shares of Hirsch common stock. Accordingly, the Hirsch EMEA financial information is included in the Pro Forma Condensed Combined Balance Sheets as of December 31, 2008 as if the purchase of the outstanding shares of Hirsch EMEA had been consummated on December 31, 2008 and in the Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2008 as if the purchase of the outstanding shares of Hirsch EMEA had been consummated on January 1, 2008.
2. Purchase Price Allocation
     In exchange for all of the outstanding capital stock of Hirsch, SCM paid approximately $14.1 million in cash and expects to issue approximately 9.4 million shares of SCM common stock at the closing. In addition, SCM expects to issue warrants to purchase up to approximately 4.7 million shares of SCM common stock at an exercise price of $3.00 with a five-year term, exercisable for two years following the third anniversary of the closing date. Each warrant to purchase shares of Hirsch common stock outstanding immediately prior to the effective date of the Merger was converted into a warrant to purchase the number of shares of SCM common stock equal to the number of shares of Hirsch common stock that could have been purchased upon the full exercise of such warrants, multiplied by the conversion ratio, rounded down to the nearest whole share. The per share exercise price for each new warrant to purchase SCM common stock was determined by dividing the per share exercise price of the Hirsch common stock subject to each warrant as in effect immediately prior to the effective date of the Merger by the conversion ratio, and rounding that result up to the nearest cent. “Conversion ratio” means the quotient obtained by dividing the aggregate estimated value of the merger consideration per share of Hirsch common stock, by the 30-day volume weighted average price of SCM’s common stock (as reported on the NASDAQ Stock Market during the 30 days preceding the day prior to the day of the effective date of the Merger).
     The acquisition will be accounted for under the acquisition method of accounting under SFAS No. 141(R), and under this method of accounting, the total purchase consideration will be measured at fair value as of the acquisition date when the control is obtained. Due to the short period of time between the acquisition date and filing of this document, the acquisition-date fair value of the total consideration transferred and measurement of the identifiable assets acquired and liabilities assumed has not been finalized. SCM is in the process of obtaining a final third-party valuation report to calculate the estimated fair value of the consideration transferred and to measure the identifiable intangible assets acquired and liabilities assumed related to royalties payable to related parties. Based on current information available, the total purchase consideration was estimated to be approximately $38.0 million as of April 30, 2009.

     The following table summarizes the components of the estimated total purchase consideration measured for accounting purposes for these pro forma condensed combined financial statements (in thousands):

Cash paid for Hirsch common stock	$14,117
Fair value of common stock issued	22,305
Fair value of warrants issued	1,330
Fair value of warrants converted	200
Total purchase consideration	$37,952
     The fair value of the shares of SCM common stock to be issued in connection with the acquisition was determined using the closing price of SCM’s common stock on April 30, 2009 (the Merger closing date), or $2.37 per share.
     SCM has obtained a preliminary third-party valuation of intangible assets and liability assumed related to royalties payable to related parties. As this valuation is preliminary, the provisional measurements of intangible assets, liability related to royalties payable to related parties, and the resulting goodwill and deferred income taxes are subject to change. As the Company finalizes certain valuation assumptions, adjustments may be recorded in the related purchase price allocation. The estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the Merger included in the accompanying pro forma condensed combined financial statements was based on management’s best estimates, assuming the acquisition had closed on December 31, 2008. Since the purchase price accounting adjustments are based on preliminary analysis, the final purchase accounting adjustments could be materially different from the preliminary pro forma adjustments presented herein.
     The following represents the preliminary purchase price allocation assuming the acquisition occurred on December 31, 2008 (in thousands):

Cash and cash equivalents	$4,432
Accounts receivable, net	3,778
Inventories	2,796
Notes receivable and other assets	324
Deferred income taxes and taxes receivable	1,459
Property and equipment	278
Accounts payable	(1,180)
Royalties payable to related parties	(349)
Accrued expenses and other liabilities	(890)
Income taxes payable	(53)
Deferred revenue	(68)
Amortizable intangible assets:
Developed technology	4,600
Customer relationships	9,949
Intangible assets with indefinite lives (unamortizable):
Trade names	7,800
Deferred tax liabilities in connection with acquired intangibles assets and inventory fair value adjustment	(9,285)
Fair value of liabilities assumed related to royalties payable to related parties	(8,800)
Deferred tax assets in connection with liabilities assumed related to royalties payable to related parties	3,520
Goodwill	19,641

Total estimated purchase consideration	$37,952

     See further discussion of purchase accounting adjustments in Note 3 titled “Pro Forma Adjustments” below.
     Intangible assets of $22.3 million consist primarily of developed technology, customer relationships, and trade names. Developed technology relates to Hirsch’s contributory nature of technology which is currently generating revenue. Customer relationships relate to Hirsch’s ability to sell existing, in-process and future versions of its products to its existing customers. Trade names represent future value to be derived associated with the use of existing trade names. Of the $22.3 million of acquired intangible assets, $7.8 million was provisionally assigned to registered trade names that are not subject to amortization. The remaining amount of $14.5 million of acquired intangible assets is subject to amortization. SCM expects to amortize developed technology and customer relationships over their expected useful life of 15 years. Assumed liabilities related to royalties payable to related parties is estimated based on contractual payments to be made in future periods through 2020. The Company has estimated the acquisition date fair value of this liability to be $8.8 million, based on a discounted cash flow valuation technique.
     Of the total estimated purchase consideration, $19.6 million was recognized as goodwill. Goodwill represents the excess of the purchase consideration of an acquired business over the fair value of the underlying net tangible and intangible assets.

     In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from business combinations is tested for impairment at least annually (or more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
3. Pro Forma Adjustments
     The accompanying pro forma condensed combined financial statements have been prepared as if the acquisition was completed on December 31, 2008 for balance sheet purposes and on January 1, 2008 for statement of operations purposes and reflect the following pro forma adjustments:
          (A) Adjustment to record payment of approximately $14.1 million in cash for Hirsch common stock.
          (B) Adjustment to record payment of approximately $500,000 in cash for Hirsch EMEA common stock.
          (C) Adjustment to eliminate intercompany accounts receivable and accounts payable between Hirsch and Hirsch EMEA due to consolidation of Hirsch EMEA by Hirsch upon the acquisition of Hirsch EMEA.
          (D) Adjustment to record acquired inventory at fair value.
          (E) Adjustment to eliminate the investment in Hirsch EMEA due to consolidation of Hirsch EMEA by Hirsch upon the acquisition of Hirsch EMEA.
          (F) Adjustment to record the goodwill resulting from the Merger.
          (G) Adjustment to record the fair value of intangible assets acquired, which includes developed technology, customer relationships and trade names.
          (H) Adjustment to eliminate put option for outstanding shares in Hirsch EMEA and the related expense.
          (I) Adjustment to record deferred tax assets for fair value of liabilities assumed related to royalties payable to related parties.
          (J) Adjustment to record the fair value of liabilities assumed related to royalties payable to related parties.
          (K) Adjustment to record deferred tax liabilities related to identifiable intangible assets.
          (L) Adjustment to record deferred tax liabilities related to fair value adjustment on inventory.
          (M) To adjust additional paid-in capital as follows (in thousands):

Eliminate Hirsch’s historical shareholders’ equity	$(4,566)
Eliminate Hirsch EMEA’s historical shareholders’ equity	(375)
Estimated fair value of SCM common stock issued in connection with the acquisition	22,296
Estimated fair value of SCM stock warrants issued in connection with the acquisition	1,530

Total	$18,885

          (N) Adjustment to eliminate Hirsch’s and Hirsch EMEA’s historical common stock, accumulated earnings and accumulated other comprehensive income.
          (O) Adjustment to include the par value of common stock issued as a purchase consideration.
          (P) Adjustment to eliminate intercompany revenue and cost of revenue between Hirsch and Hirsch EMEA.
          (Q) To record amortization of the acquired intangible assets as follows (in thousands):

Year Ended
December 31,
2008
Amortization of acquisition-related intangible assets presented as part of the following captions:
Cost of revenue (related to developed technology)	$307
Amortization intangible assets (related to customer relationships)	663

Total	$970

          (R) Adjustment to record the cost of revenue resulting from step up of inventory fair value.
          (S) Adjustment to reduce royalty expense due to recording of liabilities assumed related to royalties payable to related parties during purchase price accounting.
          (T) Adjustment to eliminate the impairment loss on investment in EMEA due to consolidation of EMEA by Hirsch upon the acquisition of Hirsch EMEA.
          (U) To decrease interest income by applying the average rate of return for the respective periods to the assumed net decrease in SCM’s cash balance of approximately $14.1 million to fund the Merger.
          (V) To record interest accretion for royalty liability payable to related parties.
          (W) To record income tax impact related to pro forma adjustments (Q), (R), (S) and (V). The pro forma combined benefit from income taxes does not reflect the amounts that would have resulted had SCM and Hirsch filed consolidated income tax returns during the periods presented.
          (X) The pro forma basic and diluted net loss per share is based on the historical weighted-average number of shares of SCM common stock used in computing basic and diluted net loss per share, plus approximately 9.4 million shares of SCM common stock assumed to be issued in connection with the Merger.